                                                                  Exhibit (a)(3)


                         Notice of Guaranteed Delivery

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                      OF

                         STEEL OF WEST VIRGINIA, INC.
                                      TO
                            SWVA ACQUISITION, INC.
                           A WHOLLY OWNED SUBSIDIARY

                                      OF

                      ROANOKE ELECTRIC STEEL CORPORATION

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  As set forth in Section 3 of the Offer to Purchase (as defined below), this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or mail or transmitted by facsimile transmission to First Union National Bank (the "Depositary").

                       The Depositary for the Offer is:

                           FIRST UNION NATIONAL BANK

            By Overnight Courier:                        By Mail or Hand Delivery:
   First Union Customer Information Center        First Union Customer Information Center
         Corporate Trust Operations                      Corporate Trust Operations
      1525 West W.T. Harris Blvd., 3C3                1525 West W.T. Harris Blvd., 3C3
    Charlotte, North Carolina 28262-1153            Charlotte, North Carolina 28288-1153
 Attn: Mike Klotz, Reorganization Department    Attn: Mike Klotz, Reorganization Department

                          By Facsimile Transmission:
                       (for Eligible Institutions Only)
                                (704) 590-7628

                       For Information or Confirmation:
                                (704) 590-7408

  DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 LADIES AND GENTLEMEN:

   The undersigned hereby tender(s) to SWVA Acquisition, Inc., a Virginia corporation and a wholly owned subsidiary of Roanoke Electric Steel Corporation, a Virginia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 17, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of shares of Common Stock, $0.01 par value per share (including the associated Common Stock purchase rights) ("Shares"), of Steel of West Virginia, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

 Signature(s) ______________________________________________________________

 Address(es) _______________________________________________________________
                                                                   (ZIP CODE)
 Name(s) of Record Holder(s) _______________________________________________

 ___________________________________________________________________________
                             (PLEASE TYPE OR PRINT)
 Area Code and Tel. No.(s) _________________________________________________

 Number of Shares  _________________________________________________________

 Certificate Nos. (If Available) ___________________________________________

 ___________________________________________________________________________

 ___________________________________________________________________________

 Check the following box if Shares will be tendered by book-entry transfer: [_]


 Dated _____________, 199                      //The Depository Trust Company

 Account Number ____________________________________________________________


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


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

 Name of Firm ______________________________________________________________

 Authorized Signature ______________________________________________________
                                     (NAME)
 Address ___________________________________________________________________
                             (PLEASE TYPE OR PRINT)                (ZIP CODE)

 Title _____________________________________________________________________

 Area Code and Tel. No. ____________________________________________________

 Date ______________, 199

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
       SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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